EXHIBIT 10.7
                                                                    ------------


                    DESCRIPTION OF COMPENSATORY ARRANGEMENT
                               WITH BRIAN S. DUNN


     In exchange for his services to the Company as its Chief Executive Officer and President during the period from January 21, 2004 to December 31, 2004, the Company will provide the following compensation to Brian S. Dunn:

-    $105,300  Base  Salary
-    $6,600  Benefits
- Performance Bonus (Amount and criteria to be determined by the Board of Directors)


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